3.3

                     By-laws of Americana Publishing, Inc.

By-laws of Americana Publishing, Inc., a corporation incorporated under the laws of the State of Colorado.

1. Corporate Office and Registered Agent. The Board of Directors has the power to determine the location of the corporation's principal place of business and registered office, which need not be the same location. The Board of Directors also has the power to designate the corporation's registered agent, who may be an officer or director.

2. Date and Time of Shareholders Annual Meeting. The annual shareholders meeting will be held on the 24th of March of every year at 9:00 a.m., or no more than 83 days after the fiscal year end. This meeting is for the purpose of electing directors and for transacting any other necessary business. If this day is a legal holiday, the meeting will be held on the next day.

3. Shareholders Special Meetings. Special meetings of the shareholders may be called at any time and for any purpose. These meetings may be called by either the president or the Board of Directors or upon request of 51 percent of the shareholders of the corporation. The request for a special meeting must be made in writing which states the time, place and purpose of the meeting. The request should be given to the secretary of the corporation who will prepare and send written notice to all shareholders of record who are entitled to vote at the meeting.

4. Place of Shareholders Meetings. The Board of Directors has the power to designate the place for shareholders meetings, unless a waiver of notice of the meeting signed by all shareholders designates the place for the meeting. If no place is designated, either by the Board of Directors or all of the shareholders, then the place for the meeting will be the principal office of the corporation.

5. Notice of Shareholders Meetings. Written notice of shareholders meetings must be sent to each shareholder of record entitled to vote at the meeting. The notice must be sent no less than 8 days nor more than 10 days before the date of the meeting. The notice should be sent to the shareholder's address as shown in the corporate Stock Transfer Book. The notice will include the place, date, and time of the meeting. Notices for special meetings must also include the purpose of the meeting. When notices are sent, the secretary of the corporation must prepare an Affidavit of Mailing of Notices. Shareholders may waive notice of meetings if done in writing, except that attendance at a meeting is considered a waiver of notice of the meeting.

6. Shareholders Entitled to Notice, to Vote, or to Dividends. For the purpose of determining which shareholders are entitled to notice, to vote at meetings, or to receive dividends, the Board of Directors may order that the corporate Stock Transfer Books be closed for 30 days prior to a meeting or the issuance of a dividend. The shareholders entitled to receive notice, vote at meetings, or receive dividends are those who are recorded in the Stock Transfer Book upon the closing of the Book. Instead of closing the Books, the Board of Directors may also set a Record Date. The shareholders recorded in the Stock Transfer Book at the close of business on the Record Date will be entitled to receive notice, vote at meetings, or receive dividends. A list of shareholders entitled to receive notice, vote at meetings, or receive dividends will be prepared by the secretary when necessary and provided to the officers of the corporation. Every shareholder who is entitled to receive notice, vote, or receive dividends is also entitled to examine this list and the corporate stock transfer book.

7. Shareholders Quorum. A quorum for shareholders meeting will be a majority of the outstanding shares which are entitled to vote at the meeting, whether in person or represented by proxy. Once a quorum is present, business may be conducted at the meeting, even if shareholders leave prior to adjournment.

8. Shareholders Proxies. At all meetings of shareholders, a shareholder may vote by signed proxy or by power of attorney. To be valid, a proxy must be filed with the secretary of the corporation prior to the stated time of the meeting. No proxy may be valid for over 12 months, unless the proxy specifically states otherwise. Proxies may always be revocable prior to the meeting for which it is intended. Attendance at the meeting for which a proxy has been authorized always revokes the proxy.

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9.  Shareholders  Voting.  Each  outstanding  share of the corporation  which is entitled to vote as shown on the Stock Transfer Book will have one vote. The vote of the holders of a majority of the shares entitled to vote will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by state law. Adjournment shall be by majority vote of those shares entitled to vote.

10. Shareholder Consent Resolutions. Any action which may be taken at a shareholders meeting may be taken instead without a meeting if a resolution is consented to, in writing, by all shareholders who would be entitled to vote on the matter.

11. Shareholders Cumulative Voting. For the election of directors, each shareholder may vote in a Cumulative manner, if desired. Cumulative voting will mean that if each shareholder has one vote per director to be elected, the shareholder may vote all votes for a single director or spread the votes among directors in any manner.

12. Powers of the Board of Directors. The affairs of the corporation will be managed by the Board of Directors. The Board of Directors will have all powers available under state law, including the power to appoint and remove officers, agents, and employees; the power to change the offices, registered agent, and registered office of the corporation; the power to issue shares of stock; the power to borrow money on behalf of the corporation, including the power to execute any evidence of indebtedness on behalf of the corporation; and the power to enter into contracts on behalf of the corporation.

13. Number of Directors and Term of Office. The number of directors will be as shown in the Articles of Incorporation and may be amended. The number is currently 5. Each director will hold office for 1 year and will be elected at the annual meeting of the shareholders.

14. Date and Time of Annual Meeting of the Board of Directors. The annual Board of Directors meeting will be held on the 24th day of March of every year at 9:00 a.m. This meeting is for the purpose of appointing officers and for transacting any other necessary business. If this day is a Sunday or a legal holiday, the meeting will be held on the next day. These meetings may be conducted telephonically.

15. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called at any time and for any purpose. These meetings may be called by either the president or the Board of Directors. The request for a special meeting must be made in writing which states the time, place and purpose of the meeting, further these meetings may be conducted telephonically. The request should be given to the secretary of the corporation who will prepare and send written notice to all directors

16. Place of Board of Directors Meetings. The Board of Directors has the power to designate the place for directors meetings. If no place is designated, then the place for the meeting will be the principal office of the corporation.

17. Notice of Board of Directors Meetings. Written notice of Board of Directors meetings must be sent to each director. The notice must be sent no less than 8 days nor more than 10 days before the date of the meeting. The notice should be sent to the director's address as shown in the corporate records. The notice will include the place, date, and time of the meeting, and for special meetings the purpose of the meeting. When notices are sent, the secretary of the corporation must prepare an Affidavit of Mailing of Notices. directors may waive notice of meetings if done in writing, except that attendance at a meeting is considered a waiver of notice of the meeting.

18. Board of Directors Quorum. A quorum for directors meetings will be a majority of the directors. Once a quorum is present, business may be conducted at the meeting, even if directors leave prior to adjournment.

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19. Board of Directors  Voting.  Each director will have one vote. The vote of a majority of the directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or state law. Adjournment shall be by majority vote.

20. Board of Directors Consent Resolutions. Any action which may be taken at a directors meeting may be taken instead without a meeting if a resolution is consented to, in writing, by all directors.

21. Removal of Directors. A director may be removed from office, with or without cause, at a special meeting of the shareholders called for that purpose.

22. Filling Directors Vacancies. A vacancy on the Board of Directors may be filled by majority vote of the remaining directors, even if technically less than a quorum. A director elected to fill a remaining term will hold office until the next annual shareholders meeting.

23. Salaries of Directors. The salaries of the directors will be fixed by the Board of Directors and may be altered at any time by the board. A director may receive a salary even if she/he receives a salary as an officer.

24. Fiduciary Duty of Directors. Each director owes a fiduciary duty of good faith and reasonable care with regard to all actions taken on behalf of the corporation. Each director must perform her/his duties in good faith in a manner, which she/he reasonably believes to be in the best interests of the corporation, using ordinary care and prudence.

25. Number of Officers. The officers of the corporation will include a president, vice-president, treasurer, and secretary. Any two or more offices may be held by the same person.

26. Appointment and Terms of Officers. The officers of the corporation will be appointed by the directors at the first meeting of the Board of Directors. Each officer will hold office until death, resignation or removal by the Board of Directors.

27. Removal of Officers. Any officer may be removed by the Board of Directors, with or without cause. Appointment of an officer does not create any contract rights for the officer.

28. Filling Officers Vacancies. A vacancy in any office for any reason may be filled by the Board of Directors for the unexpired term.

29. Duties of the President. The president is the principal executive officer of the corporation and is subject to control by the Board of Directors. The president will supervise and control all of the business and activities of the corporation. The president will preside at all shareholders and directors meetings, and perform any other duties as prescribed by the Board of Directors.

30. Duties of the Vice-President. If the president is absent, dies, or is incapacitated, the vice-president will perform the duties of the president. When acting for the president, the vice-president will have all of the powers and authority of the president. The vice-president will also perform any other duties as prescribed by the Board of Directors.

31. Duties of the Secretary. The secretary will keep the minutes of all shareholders and directors meetings. The secretary will provide notices of all meetings as required by the By-laws. The secretary will be the custodian of the corporate records, corporate stock transfer book, and corporate seal. The secretary will keep a list of all shareholders, directors, and officers addresses. The secretary will sign, along with other officers, the corporation's stock certificates. The secretary will also perform any other duties as prescribed by the Board of Directors.

32. Duties of the Treasurer. The treasurer will be custodian of all corporate funds and securities. The treasurer will receive and pay out funds, which are receivable or payable to the corporation from any source. The treasurer will deposit all corporate funds received into the corporate bank accounts as designated by the Board of Directors. The treasurer will also perform any other duties as prescribed by the Board of Directors.

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33.  Salaries of Officers.  The  salaries of the  officers  will be fixed by the
Board of Directors and may be altered at any time by the board. An officer may receive a salary even if she/he receives a salary as a director.

34. Stock Certificates. Certificates which represent shares of ownership in the corporation will be in the form designated by the Board of Directors. Certificates will be signed by all officers of the corporation. Certificates will be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares and the date of issue will be recorded by the secretary of the corporation in the corporate stock transfer book. Shares of the corporation's stock may only be transferred on the stock transfer book of the corporation by the holder of the shares in whose name they were issued as shown on the stock transfer book, or by his or her legal representative.

35. Financial Matters. The Board of Directors will determine the accounting methods and fiscal year of the corporation. All checks, drafts, or other methods for payment shall be signed by an officer determined by resolution of the Board of Directors. All notes, mortgages, or other evidence of indebtedness shall be signed by an officer determined by resolution of the Board of Directors. No money will be borrowed or loaned by the corporation unless authorized by a resolution of the Board of Directors. No contracts will be entered into on behalf of the corporation unless authorized by a resolution of the Board of Directors. No documents may be executed on behalf of the corporation unless authorized by a resolution of the Board of Directors. A board of Director's resolution may be for specific instances or a general authorization.

36. Loans to Officers or Directors. The corporation may not lend any money to an officer or director of the corporation unless the loan has been approved by a majority of the shares of all stock of the corporation, including those shares that do not have voting rights.

37. Assistant Secretaries. The Assistant Secretaries shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President, or the Secretary. In the absence, inability or refusal to act of the Secretary, the Assistant Secretary in the order determined by the Board of Directors shall perform the duties and exercise the power of the Secretary.

38. Assistant Treasurers. The Assistant Treasurers shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President, or the Treasurer. In the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer in the order determined by the Board of Directors shall perform the duties and exercise the power of the Treasurer.

39. Bond of Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory of the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of his duties and for the restoration of the Corporation of all property in his possession or under his belonging to the Corporation

40. Salaries. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as such be fixed or allowed from time to time by the Board of Directors.

41. Third party actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action

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or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

42. Derivative actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

43. Extent of indemnifications. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

44. Determination. Any indemnification under these Bylaws or Articles of Incorporation (unless ordered by a court) shall be make by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in these Bylaws. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suitor proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

45. Payment in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section 4 of this Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

46. Insurance. The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability hereunder or otherwise.

47. Other Coverage. The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, the Colorado Corporation Code, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, office, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

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48.  Execution of  Instruments.  The President or any Vice President  shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

49. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a standing committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans at any time for the Corporation form any bank at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and when authorized as aforesaid, as security for the payment of any and all loans (and any obligations incident thereto) of the Corporation, may mortgage, pledge, or otherwise encumber any real or personal property, or any interest therein, at any time owned or held by the Corporation, and tot hat end may execute and deliver such instruments as may be necessary or proper in the premises.

50. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

51. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

52. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint one or more agents or attorneys in fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation maybe entitled to cast as the holder of stock or other securities in any other Corporation, association or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other name of the Corporation, association or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

53. Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe. Each such certificate shall be signed by the President and the Treasurer/Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar (other than the Corporation or any employee of the Corporation) the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the Person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation.

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54.  Record.  A record  shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

55. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

56. Transfer Agents and Registrars; Regulations. The Board of Directors may appoint one or more transfer agents or registrars with respect to shares of the stock of the Corporation. The Board of Directors may make rules and regulations, as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

57. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate previously issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

58. Corporate Seal. The corporate seal shall be in such form, as shall be approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or an Assistant Secretary for the authentication of contracts or other papers requiring the seal.

59. Fiscal Year. The fiscal year of the Corporation shall be such year as shall be established by the Board of Directors.

60. Corporate Books. The books and records of the Corporation may be kept within or without the State of Colorado at such place or places as may be from time to time designated by the Board of Directors.

61. Addresses of Stockholders. Each shareholder shall furnish to the Secretary of the Corporation or the Corporation's transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at his address last known to the Secretary of transfer agent.

62. Record Date. In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, nor less than ten (10) days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purposes of determining stockholders entitled to received payment of any dividends or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day preceding the day on which the meeting is held-, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

63. Audits of Books and Accounts. The Corporation's books and accounts shall be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

64. Emergency Bylaws. The Board of Directors may adopt emergency Bylaws in accordance with and pursuant to the provisions therefor from time to time set forth in the Colorado Corporation Code.

65. Amendments. All Bylaws of the Corporation shall be subject to alteration, amendment or repeal, and new bylaws may be added, by the affirmative vote of a majority of a quorum of the members of the Board of Directors at any regular or special meeting.



Dated ______________________

Signature of the Secretary of the Corporation ____________________________

Adopted by the Board of Directors on __________________ , 1999

Signature of the Chairperson of the board _____________________________

Approved by the Shareholders on ___________________ , 1999

Signature of the Secretary of the Corporation ______________________________